Exhibit 10.3


                               SECURITY AGREEMENT


         Security Agreement (the "Agreement"), dated as of September 8, 1997, between Local Financial Corporation (the "Company"), a Delaware corporation , and The Bank of New York, a New York corporation, as Trustee under the Indenture referred to herein (the "Trustee"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture (as defined below).


                                   WITNESSETH:


         WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of September 8, 1997 (the "Indenture"), which provides for the issuance by the Company of Senior Notes due 2004 (the "Notes"); and

         WHEREAS, pursuant to Section 10.18 of the Indenture, the Company has agreed to establish and maintain a segregated account (the "Interest Reserve Account") to provide a source of funds to pay interest due for a specified period of time on the Notes; and

         WHEREAS, pursuant to Section 10.18 of the Indenture, the Company has covenanted to create, maintain and perfect in favor of the holders of the Notes (the "Secured Parties") a first priority security interest in the Interest Reserve Account; and

         WHEREAS, capitalized terms used herein that are defined in the Indenture are used herein as so defined, unless otherwise defined herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1.       Grant of Security Interest.

         (a) In order to secure the Company's obligations to make timely payments of interest and principal in accordance with the terms of the Notes, the Company hereby grants to the Trustee, for the ratable benefit of the Secured Parties, continuing security interests (the "Security Interests") in and to all of the Company's right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Collateral"):

                  (i) custodian account number 217037 at the Trustee, pursuant to the terms of Section 10.18 of the Indenture, including, without limitation, any funds on deposit therein and the interest earned thereon (subject to the provisions of Section 3 hereof) (the "Account");



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                  (ii) any Permitted Investments (as defined in Section 1(b))
         held by the Trustee and made with funds on deposit in the Account and the interest earned thereon (subject to the provisions of Section 3 hereof);

                  (iii) all replacements of, accessions to, and substitutions for, any of the foregoing Collateral;

                  (iv) all proceeds and products of any of the foregoing Collateral; and

                  (v) all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes, printouts, discs and other computer materials and related electronic data processing software) maintained by the Company and/or the Trustee on behalf of the Company and evidencing an interest in or otherwise pertaining to any of the Collateral.

         (b) For purposes of this Agreement, "Permitted Investments" shall mean one or more of the following types of investments which are made by the Trustee with funds on deposit in the Account in accordance with the terms of this
Agreement:

                  (i) interest-bearing deposit accounts of any "insured depository institution," as defined in Section 3(c) of the Federal Deposit Insurance Act, as amended;

                  (ii) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof;

                  (iii) obligations of any corporate issuer which are rated in one of the two highest rating categories of any nationally recognized statistical rating organization;

                  (iv) repurchase agreements with banks, brokers or dealers involving any of the foregoing types of securities; or

                  (v) money market mutual funds;

provided that, notwithstanding anything to the contrary contained herein, Permitted Investments shall not include any of the foregoing investments to the extent that any such investment, in the good faith business judgment of the Board of Directors of the Company, evidenced by a Board Resolution delivered to the Trustee, involves at the time of acquisition or thereafter a reasonable likelihood of a loss of principal. Permitted Investments may be made by the Trustee only pursuant to a Company Order or such other arrangements as may be agreed to by the Company and the Trustee to ensure the validity of any such direction by the Company and that any such direction is authorized by the terms of this Agreement, and the Trustee shall not make any investments of funds in the Account except pursuant to such Company Orders or such other arrangements. Any Permitted

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Investments shall be segregated and held by the Trustee for the benefit of the
Secured Parties in accordance with the terms of this Agreement.

         (c) Each provision of this Agreement referencing or otherwise related to the Account or the Permitted Investments (including, without limitation, Sections 2(a) and 3 hereof) shall apply to and be binding upon the Company with respect to any other deposit account or Permitted Investments which constitutes all or part of the Collateral (including by way of replacement or substitution therefor or successive replacements or substitutions thereof).

         2.       Perfection, Representations and Covenants.

         (a) In order to perfect the Security Interests in the Collateral created hereby, the Company agrees that no later than the time the Account is established, it will notify the Trustee in writing of Secured Parties' Security Interests in the Account and any Permitted Investments and obtain from the Trustee written confirmation that the Trustee (i) has not actually received notice of any other Lien or claim on the Collateral, (ii) does not itself have any Lien or other claim on the Collateral except as permitted in the Indenture and, (iii) holds the Collateral as trustee and agent for the benefit of the Secured Parties in accordance with the terms of this Agreement.

         (b) The Company hereby warrants and covenants that the chief executive office and principal place of business of the Company is located at 3601 NW 63rd Street, Oklahoma City, Oklahoma 73116-2087 and the Company's records concerning the Collateral will at all times be kept at such address. The Company agrees that it will not change such chief executive office or principal place of business or remove records without at least 30 Business Days' prior written notice to the Trustee.

         (c) The Company hereby represents and warrants that the Company's correct corporate name is Local Financial Corporation. The Company agrees that it will not change its name, identity or structure in any manner or use any fictitious name which might make any financing statement or continuation statement or other instrument or document filed hereunder misleading in any respect without the prior written consent of the Trustee.

         (d) The Company agrees to keep and maintain, at its own expense, complete and accurate records of the Collateral (including, without limitation, records in accordance with the provisions of the Indenture) and mark such records in such manner as the Trustee may reasonably request in order to reflect the Security Interests.

         3.       Account Balances, Withdrawals.

         (a) The balance of any funds or other assets from time to time in the Account and the Permitted Investments (not including any amounts or assets in excess of the aggregate amount of funds and Fair Market Value of Permitted Investments then required to be

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maintained pursuant to the Indenture) shall constitute part of the Collateral hereunder and shall not constitute payment of the Notes until applied as hereinafter provided.

         (b) The Company covenants not to (i) withdraw funds from the Account or
(ii) sell, transfer or otherwise dispose of any Permitted Investment (other than to reinvest the proceeds therefrom in additional Permitted Investments or to place such funds on deposit in the Account) except in each case to permit the Paying Agent to make payments pro rata on all of the outstanding Notes, provided, however, that if on any Interest Payment Date the amount of funds in the Account and the Fair Market Value of Permitted Investments shall exceed the amount required to be maintained therein pursuant to the Indenture, the Company shall be entitled to withdraw all or any portion of such excess upon provision of an Officers' Certificate to the Trustee evidencing such excess.

         4.       No Other Liens.

         (a) The Company represents that the Security Interests in the Collateral granted to secure the Notes pursuant to this Agreement when created will be at all times a perfected and valid first-priority security interest in and to the Collateral, with priority over the rights of every other Person in the Collateral, and that the Collateral is free, clear and unencumbered by any Liens in favor of any Person other than the Liens granted pursuant to this Agreement to the Trustee for the benefit of the Secured Parties, and the Company covenants to maintain the Collateral free, clear and unencumbered by any Liens in favor of any Person other than Liens granted pursuant to this Agreement to the Trustee for the benefit of the Secured Parties.

         (b) The Company will not create, permit or suffer to exist any Liens (other than the Security Interests) on the Collateral. The Company will forever defend the right, title and interest of the Trustee in and to the Company's rights to the Collateral against every Person whatsoever and take all such other reasonable action as is necessary to remove any Lien (other than the Security Interests) on the Collateral.

         (c) The Company will advise the Trustee promptly, in reasonable detail, of any Lien (other than the Security Interests) or claim made or asserted against any of the Collateral or the occurrence of any other event which might have a material adverse effect on the Collateral or the Security Interests.

         (d) The Trustee shall not be required to take any steps necessary to preserve any rights of any Person other than the Secured Parties to any of the Collateral.

         5.       Further Assurances.

         The Company shall at any time or times hereafter, at its expense and in a timely manner, properly prepare, execute, deliver, file or record any statement, assignment, conveyance, instrument, document, agreement or other paper and take any other action

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(including any filings of financing and continuation statements under the
Uniform Commercial Code in effect in any applicable jurisdiction) that from time to time may be necessary or desirable, or that the Trustee may reasonably request, in form and substance satisfactory to the Trustee to create, preserve, perfect, maintain, confirm or validate the Security Interests as perfected first-priority security interests in the Collateral and in order to consummate fully all of the transactions contemplated under this Agreement, or in order to enable the Trustee and the Secured Parties to obtain the full benefits of this Agreement and for the Trustee to exercise and enforce any of their rights, powers and remedies hereunder with respect to any of the Collateral.

         6.       Remedies on Default.

         (a)      In the event of an Event of Default:

                  (1) the Trustee, on behalf of the Secured Parties, shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and any other applicable jurisdiction, including without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other rights of ownership pertaining to the Collateral as if the Trustee was the absolute and sole owner thereof, including, without limitation, the withdrawal of funds from the Account to satisfy the Notes in accordance with Section 6(b) hereof;

                  (2) the Company, at the request of the Trustee, shall assemble the Collateral at such place or places, reasonably convenient to the Trustee;

                  (3) the Trustee, in its discretion may, in the name of the Company or otherwise, demand, sue for or collect or receive any money or property at any time payable or receivable, on account of or in exchange for any of the Collateral; and

                  (4) the Trustee may take any of the other actions described in
        Section 7(b) hereof.

         (b) Prior to exercising any rights over the Collateral, the Trustee shall give three Business Days' prior written notice to the Company. Promptly following receipt of such notice from the Trustee, and subject to any notice to the Company which may be required by applicable law, the Trustee shall sell, redeem or otherwise convert any Permitted Investments to cash and place such cash on deposit in the Account. The Company hereby agrees to cooperate with the Trustee and to take any action which may be necessary or desirable to effect any such sale, redemption or other conversion. After the Permitted Investments have been converted to cash, the Trustee shall have the right to withdraw funds from the Account to permit the Paying Agent to make payments on the Notes in accordance with their terms and to the extent of amounts then owed to the Secured Parties.


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         (c) The Company agrees to take all such action as may be appropriate to give effect to the rights of the Trustee and the Secured Parties set forth in this Section 6 and in Section 7 hereof.

         7.       Additional Remedies.

         (a) No right, power or remedy set forth herein is exclusive of any other available rights, powers, or remedies, but each is cumulative and in addition to every other right, power or remedy given under this Agreement or under any other agreement between or on behalf of the Secured Parties and the Company whether now or hereafter existing at law or in equity or by statute. The Trustee may pursue the rights, powers and remedies set forth herein concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election to exclude the exercise of any other right or remedy. No notice to or demand on the Company hereunder shall, of itself, entitle the Company to any other or further notice or demand in the same or similar circumstances.

         (b) If an Event of Default shall have occurred and be continuing, the Trustee may take action in accordance with this Agreement. The Trustee may retain or sell, assign, transfer and deliver the whole or, from time to time, any part of the Collateral at public or private sale, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such other terms as are satisfactory to the Trustee in its discretion. Upon consummation of any such sale, the Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall purchase and thereafter hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives (to the full extent permitted by law) all rights or equity of redemption, or any rights of stay or appraisal which the Company now has or may at any time in the future have or claim under any rule of law or statute now existing or hereafter enacted. The Trustee shall give the Company five Business Days' written notice (which the Company agrees shall be deemed to be reasonable notification within the meaning of Section 9-504(3) of the Uniform Commercial Code of the State of New York) of the Trustee's intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Trustee may fix. At any such sale, the Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Trustee may, in its discretion, determine. The Trustee shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, the Collateral may be sold again upon

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like notice. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

         (c) Regardless of whether or not there shall have occurred or be continuing any Event of Default, the Trustee may institute and maintain or cause in the name of the Company, the Trustee or of the Secured Parties, or any combination thereof, to be instituted and maintained, such suits and proceedings as it in its discretion may deem to be reasonably necessary or expedient to prevent any impairment of the Collateral.

         8.       Trustee Appointed Attorney-in-Fact.

         The Company hereby constitutes and appoints the Trustee as its attorney-in-fact for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Agreement and taking any action and executing any instrument that the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointments are irrevocable and coupled with interests. Without limiting the generality of the foregoing, but subject to the terms and conditions of this Agreement, upon an Event of Default, subject to
Section 6 hereof, the Trustee shall have the right, with full power of substitution, either in the Trustee's name or in the name of the Company, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of the Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Company, representing any distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that no action taken or omitted to be taken by the Trustee with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or right of offset in favor of the Company or to any claim or right of action against the Trustee, except to the extent that the Trustee's actions are taken or omitted to be taken with negligence or bad faith or constitute willful misconduct.

         9.       Purchase of the Collateral by the Trustee.

         At any sale of the Collateral, whether pursuant to power of sale or otherwise hereunder, the Trustee may, to the extent permitted by applicable law, bid for and purchase, free from any right or equity of redemption, or any right of stay or appraisal (all such rights or equities being hereby waived and released by the Company to the extent permitted by law), the Collateral or any part thereof or any interest therein, and upon compliance with the terms of such sale may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to the Company for the proceeds of such sale. The Company will execute and deliver, or cause to be executed and delivered, such instruments,

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endorsements, assignments, waivers, certificates and other documents and take such further action as the Trustee shall request in connection with any such sale.

         10.      Provisions with respect to the Trustee.

         The provisions of Article Six of the Indenture shall be applicable to the rights and obligations of the Trustee under this Agreement as fully as if the provisions of this Agreement were set forth in the Indenture.

         11.      Waiver of Claims.

         Except as otherwise provided in this Agreement, THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE COMPANY WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR ANY STATE, and, to the full extent permitted by applicable law, the Company hereby further waives:

                  (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Trustee's negligence, bad faith or willful misconduct;

                  (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement by the Trustee of the Secured Parties' rights and powers hereunder; and

                  (c) all right or equity of redemption and all rights of appraisement, valuation, stay, marshalling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Agreement or the sale or other disposition of the Collateral or any portion thereof, and the Company, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights or equities.

         Any sale of, or the exercise of any options to purchase, or any other realization upon, the Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all persons claiming or attempting to claim funds in the Collateral so sold, optioned or realized upon, or any part thereof, through and under the Company.


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         12.      Assignment; Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, the Company may not assign any of its rights or delegate any of its obligations hereunder.

         13.      No Waiver; Modification in Writing.

         No failure or delay on the part of the Trustee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No provision of this Agreement may be amended, modified, supplemented, waived or terminated without the prior written consent of the Trustee.

         14.      Communications.

         All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                  (a) if to the Company, initially at 3601 NW 63rd Street, Oklahoma City, Oklahoma 73116-2087, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 14; and

                  (b) if to the Trustee, initially at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration, and thereafter at such other address notice of which is given in accordance with the provisions of this Section 14.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         15.      Execution in Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.


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         16.      Governing Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that application of the law of another jurisdiction would be required thereby.

         17.      Severability of Provisions.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         18.      Headings.

         The headings used or contained in this Agreement are for convenience of reference only and shall not modify, restrict or otherwise affect the construction of any of the terms and provisions hereof.

         19.      Entire Agreement.

         This Agreement, together with the Indenture, constitute the entire agreement between the parties relative to the subject matter thereof. Any previous agreement, written or oral, among the parties, relative to the subject matter hereof is superseded by this Agreement.

         20.      Company's Obligations Absolute.

         The liability of the Company under this Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by (i) any change in the time, place or manner of payment of all or any of the payment obligations or in any other term of the Notes, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Notes or any assignment or transfer thereof; (ii) any lack of validity or enforceability, in whole or in part, of the Notes; (iii) any furnishing of any additional security for the Notes or any acceptance thereof or any release or non-perfection of any security interests in property of a Person other than the Company; (iv) any limitation on any party's liability or obligations under the Notes; (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Company shall have notice or knowledge of any of the foregoing; or (vi) any other circumstance that might otherwise constitute a defense available

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to, or a discharge of, the Company. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Notes is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company, all as though such payment had not been made.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                             LOCAL FINANCIAL CORPORATION



                                  /s/ Edward A. Townsend
                             By:  --------------------------------------------
                                  Name: Edward A. Townsend
                                  Title: Chairman and Chief Executive Officer


                             THE BANK OF NEW YORK, as Trustee


                                  /s/ Mary Jane Morrissey
                              By: --------------------------------------------
                                  Name: Mary Jane Morrisey
                                  Title: Vice President



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